Exhibit 99.1

Vivos Therapeutics Closes $7.5 Million At-The-Market
Private Equity-Backed Investment and
Launches Strategic Marketing and Distribution Alliance

Alliance with Sleep Treatment Provider in Colorado Marks Critical Pivot in Vivos’ Marketing and
Distribution Model Aimed at Enhancing Revenue Streams and Potential Profit

Private Placement Investment Sponsored by Seneca Partners, Who Will Also Provide General

Management Advisory Services to Fuel Growth Prospects

LITTLETON, CO, June 12, 2024 — Vivos Therapeutics, Inc. (“Vivos” or the “Company”) (NASDAQ: VVOS), a leading medical device and technology company specializing in the development and commercialization of highly effective proprietary treatments for sleep-related breathing disorders (including all severities of obstructive sleep apnea (OSA) in adults), today announced the execution of a strategic marketing and distribution alliance with an operator of multiple sleep testing and treatment centers in Colorado.

This alliance, which Vivos hopes will be the first of a series of similar alliances across the country, marks an important pivot in Vivos’ marketing and distribution model for its cutting edge OSA appliances.

Vivos also announced the related closing of a $7.5 million equity growth investment from New Seneca Partners, Inc. (Seneca), a leading North American private equity sponsor based in Southfield, Michigan. This investment materially bolsters Vivos’ cash on hand and stockholders’ equity and will facilitate the launch of the new strategic alliance and potentially other similar alliances, which is expected to positively impact Vivos’ revenue growth.

Under the new alliance, Vivos and the sleep center operator have agreed to collaborate to offer OSA patients a full spectrum of evidence-based treatments such as continuous positive airway pressure (CPAP) machines, and Vivos’ advanced, proprietary and FDA-cleared CARE oral medical devices, oral appliances and additional adjunctive therapies and methods offered by Vivos. The program will commence in two existing sleep treatment centers in Colorado, with operations expected to begin in July 2024. Vivos’ sleep center collaborator is presently rebranding its name in light of the new alliance, and Vivos expects to be able to share further details in the near future.

Kirk Huntsman, Chairman and CEO of Vivos, commented, “We cannot overstate the importance of this alliance to Vivos and its future, coupled with a validating private equity-led investment from Seneca. Over the last several years, peer-reviewed studies have confirmed our longstanding belief that Vivos has the most effective, safe, and potentially lasting non-surgical solution for all severities of OSA in adults that does not require lifelong nightly intervention. This was further validated by recent unprecedented FDA clearances Vivos has received, including the only FDA clearance for an oral medical device to treat severe OSA in adults.”

“We firmly believe this new strategic marketing and distribution alliance will serve as the initial launch of a scalable model and the first of many such alliances throughout the United States that will be the means of highlighting and delivering Vivos treatment options to millions of new and existing OSA patients seeking non-surgical alternatives to CPAP. In our field operations experience, OSA patients who are presented with all available OSA treatment options strongly prefer Vivos.”

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“Our intense operational focus in the near term is to execute at a high level with this new model to eliminate our cash burn and make Vivos cash flow positive and, ultimately, profitable. Simultaneously, we are already in talks with other local and national sleep testing and therapy companies to expand and establish this model on a national scale. Further, we believe this new model’s significantly higher gross profit per case and lower patient acquisition costs will be highly beneficial for our future results of operations. We believe this can scale relatively quickly and broaden our revenue channels, giving us the potential to drive our revenue growth,” Mr. Huntsman concluded.

Michael Skaff, Managing Director of Seneca, stated “We’ve been working with Vivos for more than nine months on this project, and our diligence has led us to strongly believe in both the significant health challenges and costs associated with OSA and the ability of Vivos’ suite of appliances and methods to address OSA. We also strongly believe in Vivos’ new marketing and distribution model through alliances with sleep health practitioners, which creates the opportunity for Vivos to significantly increase the revenue and gross profit it can generate from its proprietary and effective products, while dramatically lowering its customer acquisition costs and related overhead burden. Our investment in Vivos shows our commitment to this new endeavor for the long term, and we look forward to leveraging our experience in the healthcare space and working closely with the Vivos management team on this exciting endeavor.”

Certain Key Terms of the Seneca Investment and Strategic Alliance

The $7.5 million private placement investment by Seneca into Vivos consists of 3,220,266 shares of common stock (or a pre-funded warrant to purchase common stock in lieu of shares of common stock) and a five-year common stock warrant to purchase an aggregate of up to 3,220,266 shares of common stock. Seneca paid a purchase price of $2.329 for each share and associated warrant, with such price being “at the market” for purposes of Nasdaq Stock Market rules. The warrants are exercisable for $2.204 per share. No placement agent was utilized in connection with the financing. Seneca has also been provided with Vivos Board of Directors observation rights.

The new marketing and distribution strategic alliance is based on a revenue-sharing model between Vivos and the sleep center operator. Subject to certain conditions, Seneca will participate in Vivos’ net cash flow allocation from the alliance up to an agreed-upon amount as partial consideration for its management advisory services to Vivos.

Additional details regarding these transactions will be provided by Vivos in a Current Report on Form 8-K, expected to be filed shortly with the U.S. Securities and Exchange Commission.

About Vivos Therapeutics, Inc.

Vivos Therapeutics, Inc. (NASDAQ: VVOS) is a medical technology company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities such as obstructive sleep apnea (OSA) and snoring in adults. The Vivos Method represents the first clinically effective nonsurgical, noninvasive, nonpharmaceutical, and cost-effective solution for treating mild to severe OSA. It has proven effective in over 42,600 patients treated worldwide by more than 1,950 trained dentists.

The Vivos Method includes treatment regimens that employ proprietary CARE appliance therapy and other modalities that alter the size, shape, and position of the soft tissues that comprise a patient’s upper airway and/or palate. The Vivos Method opens airway space and may significantly reduce symptoms and conditions associated with mild-to-severe OSA in adults, such as lowering Apnea Hypopnea Index scores. Vivos also markets and distributes SleepImage diagnostic technology under its VivoScore program for home sleep testing in adults and children. The Vivos Integrated Practice (VIP) program offers dentists training and other value-added services in connection with using The Vivos Method.

For more information, visit www.vivos.com.

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About Seneca Partners

Seneca Partners is an active independent private equity sponsor located in Metropolitan Detroit, Michigan. Seneca works closely with institutional capital partners, family offices, ultra-high net worth and high net worth individuals to invest in businesses based in the U.S. and Canada.

Seneca’s focus is on businesses where Seneca can play an active role to add value, as well as industries where the firm or its partners have a deep understanding of the dynamics, trends, and potential growth strategies. Seneca has completed dozens of transactions across multiple industries and geographic locations during its nearly 25-year history. Its professionals leverage over 85 years of collective transaction experience in private equity and providing guidance on mergers and acquisitions, capital raising, and profitable growth strategies. Seneca invests and partners in businesses where its experience and acumen can play an active role in their growth and development.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of the Company’s management made in connection therewith contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events. Words such as “may”, “should”, “expects”, “projects,” “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, “goal” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve significant known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Vivos’ control. Actual results (including, without limitation, the anticipated benefits of the Company’s new marketing and distribution alliance and its relationship with Seneca Partners as described herein) may differ materially and adversely from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (i) the risk that the alliance described herein or Vivos’ other revenue, sales, marketing, collaboration, and other strategies may not increase revenues, (ii) the risk that some patients may not achieve the desired results from using Vivos’ products, (iii) risks associated with regulatory scrutiny of and adverse publicity in the sleep apnea treatment sector; (iv) the risk that Vivos the investment by Seneca described herein may not be sufficient for Vivos’ long term capital needs or to maintain its Nasdaq listing and (v) other risk factors described in Vivos’ filings with the SEC. Vivos’ filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, Vivos expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Vivos’ expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Vivos Investor Relations and Media Contact:

Julie Gannon

Investor Relations Officer

720-442-8113

jgannon@vivoslife.com

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